EXHIBIT 16.1


September 14, 2006


Securities & Exchange Commission
Washington D.C. 20549

Ladies and Gentlemen:

We were previously the independent registered public accounting firm of Cantop Ventures, Inc. (the "Company") and we reported on the balance sheets of the Company as of July 31, 2005 in the Company's Registration Statement (SEC file no. 333-128697), and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from the date of inception on February 522, 2005 to July 31, 2005. On July 21, 2006 we resigned as the independent registered public accounting firm of Cantop Ventures, Inc.. We have read the Company's statements included under Item 4.01 of its Form 8-K/A dated September 14, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statements related to the engagement of Michael T. Studer, C.P.A., P.C. as its independent registered public accounting firm.

Very truly yours,


/s/ Moen & Company, LLP
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MOEN & COMPANY, LLP.